PROXY STATEMENT

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.______)

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[ X ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

FIRST MCMINNVILLE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

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INTRODUCTION
SUMMARY OF VOTING MATTERS
FIRST PROPOSAL
ELECTION OF DIRECTORS
THE COMPANY’S BOARD OF DIRECTORS AND COMMITTEES
AUDIT COMMITTEE
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT EXTERNAL ACCOUNTING FIRM FEES
SECOND PROPOSAL
RATIFICATION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
PROXY SOLICITATION
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER BUSINESS
AVAILABILITY OF FORM 10-K
Audit Committee Charter

Introduction	1
Summary of Voting Matters	1
First Proposal — Election of Directors	4
The Company’s Board of Directors and Committees	6
Audit Committee	8
Report of the Audit Committee	8
Independent External Accounting Firm Fees	9
Second Proposal — Ratification of Independent Auditors	10
Executive Officers	10
Executive Compensation	11
Stock Ownership of Management and Certain Beneficial Owners	18
Section 16(a) Beneficial Ownership Reporting Compliance	20
Certain Transactions	20
Proxy Solicitation	21
Shareholder Proposals for the 2004 Annual Meeting	21
Other Business	22
Shareholder Relations and Transfer Agent	22
Availability of Form 10-K	22
Annex 1 - Audit Committee Charter

[FIRST MCMINNVILLE CORPORATION]
200 East Main Street
McMinnville, Tennessee 37110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO:	Our Shareholders

DATE:	Tuesday, April 8, 2003

TIME:	2:30 p.m., Local Time in McMinnville, Tennessee (Central Time)

PLACE:	First National Bank’s Board Room 200 East Main Street McMinnville, Tennessee 37110

ITEMS OF BUSINESS:	1)	to elect four Directors from Class I;

	2)	to ratify the selection of Maggart & Associates, P.C., as the Company’s independent auditors for the year ending December 31, 2003; and

	3)	to conduct other business properly brought before the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with such proxy holder’s best judgment on such other business, if any, as may properly come before the Annual Meeting or any postponement or adjournment thereof.

WHO MAY VOTE:	You can vote if you were a Shareholder of record at the Company’s close of business on February 17, 2003.

ADJOURNMENT:	If necessary, your proxy will be voted to adjourn the Annual Meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum.

DATE OF MAILING:	This Proxy Statement and the Company’s Annual Report for the year ended December 31, 2002, together with the form of proxy for the Annual Meeting, are first being mailed to Shareholders on or about March 17, 2003.

By Order of the Board of Directors

/s/ Carol Locke

Carol Locke
Secretary
McMinnville, Tennessee
March 17, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY SHEET AND USE THE ENCLOSED PRE-ADDRESSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, AT ANY TIME BEFORE YOUR PROXY IS VOTED, BY FOLLOWING THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT.

[Letter head of First McMinnville Corporation]

A LETTER TO OUR SHAREHOLDERS

March 17, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of First McMinnville Corporation (the “Company”) to be held on April 8, 2003, at 2:30 o’clock p.m., local time, in the Board Room of The First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee. At the Annual Meeting, Shareholders of record as of February 17, 2003, will be entitled to vote upon the election of Directors who will serve three-year terms and until their successors have been elected and duly qualified. In addition, the Shareholders will vote upon the ratification of the appointment of Maggart & Associates, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2003, as well as any other business that may properly come before the Annual Meeting.

We have continued our “Question and Answer” format in these materials, which we trust is helpful to you. If you have any questions about any matter related to our Company or First National Bank, I trust that you know that I and the other members of the Staff will be delighted to discuss them with you and to try to answer your questions.

The enclosed Proxy Statement describes the proposed election of Directors and ratification of appointment of independent auditors, and it contains other information about the Annual Meeting. Please read these materials carefully. It is important that your shares be represented whether or not you plan to attend the Annual Meeting. Please complete the enclosed proxy card and return it in the enclosed envelope without delay. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you wish by following the instructions set forth in the accompanying Proxy Statement by giving appropriate notice any time before your proxy is voted.

On behalf of your Board of Directors, I urge you to vote FOR Proposal 1 (Election of Directors) and FOR Proposal 2 (Ratification of Independent Auditors), which Proposals are described in the Proxy Statement and set forth on the Proxy Card. I look forward to seeing you at the Annual Meeting.

Sincerely,

FIRST MCMINNVILLE CORPORATION

/s/ Charles C. Jacobs

Charles C. Jacobs, Chairman of the Board

PROXY STATEMENT

OF

FIRST MCMINNVILLE CORPORATION

200 East Main Street
McMinnville, Tennessee 37110

2003 ANNUAL MEETING OF SHAREHOLDERS

APRIL 8, 2003

2:30 O’CLOCK P.M.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

INTRODUCTION

This Proxy Statement is being furnished to the Shareholders of First McMinnville Corporation (the “Company”) who hold shares of record at the close of the Company’s business on February 17, 2003 in connection with the 2003 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting is scheduled to be held in the Board Room on the Second Floor of The First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee 37110, on Tuesday, April 8, 2003, at 2:30 o’clock p.m. local time. (All times are Central Time.) The Notice of Annual Meeting and this Proxy Statement are being first mailed to Shareholders on or about March 17, 2003.

Each copy of this Proxy Statement mailed to Shareholders is accompanied by a form of proxy solicited by the Board of Directors of the Company for use at the Annual Meeting and at any postponement(s) or adjournment(s) thereof. The proxy will be used for the items of business described in these materials and, if necessary, to adjourn the meeting to a later date (and/or postpone it to a later time) to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of mailing this Proxy Statement.

SUMMARY OF VOTING MATTERS

WHY AM I RECEIVING THIS?

Because it’s time for the Annual Meeting of Shareholders of First McMinnville Corporation and we need your vote as a Shareholder. The Board of Directors is soliciting your proxy for use at the 2003 Annual Meeting.

WHAT AM I VOTING ON?

You will be voting on the following:

•	to elect four (4) Directors for terms of three years each;

•	to ratify the selection of Maggart & Associates, P.C., as the Company’s independent auditors for the year ending December 31, 2003; and

•	any other matter properly brought before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of our common stock as of the close of business on February 17, 2003. Generally, each share of stock is entitled to one vote. As of December 31, 2002, there were 520,749 shares outstanding. Since that time, 45 shares have been issued pursuant to option exercises and there has been a 2-for-one stock split by the Company. As a result of the stock split, at the time of the Annual Meeting the Company will have 1,041,588 shares outstanding, and, to the best knowledge of the Company, all of those shares are entitled to vote. We will assist you at the Annual Meeting in the event of any confusion as to the number of shares that you held as of the February 17, 2003 “Record Date.”

HOW DO I VOTE?

You may vote in person at the meeting or you may complete, sign and return the enclosed proxy card. Votes submitted by proxy will be voted by the individuals named on the proxy card in the manner you indicate. You may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. You may also vote for or against, or abstain, with respect to the ratification of the independent accountants chosen by the Audit Committee of the Board of Directors of First McMinnville Corporation.

Unless otherwise required by law, all matters, including the election of Directors and the ratification of auditors, shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked “abstain” as to that matter.

You should sign and date your proxy, and return it to us by mail in the enclosed envelope. If your proxy is not dated, the Company may (but is not required to) deem it to be dated as of the date of the Annual Meeting.

CAN I REVOKE MY PROXY?

     Yes, by following one of the correct procedures. To revoke a proxy given pursuant to this solicitation, you must do one of the following before the proxy is voted at the Annual Meeting:

•	Sign another proxy with a later date and physically deliver it to us within a reasonable time prior to the time that it is to be voted at the Annual Meeting;

•	Physically deliver to us, within a reasonable time prior to the time that your proxy is to be voted at the Annual Meeting, a written notice of revocation that is dated later than the date of the earlier proxy; or

•	Attend the Annual Meeting and vote in person. IMPORTANT NOTE: Your attendance at the Annual Meeting, by itself, will not revoke a proxy if you do not vote personally or by a later dated proxy, of if you don’t openly and expressly revoke your proxy, at the Annual Meeting before your proxy is first voted for any purpose.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted FOR the election of all nominees as Directors and FOR the ratification of the selection of Maggart & Associates, P.C. as First McMinnville Corporation’s independent auditors for fiscal year 2003. (The Company’s “fiscal year” is the calendar year, which ends on December 31st.)

HOW DOES DISCRETIONARY AUTHORITY APPLY?

If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holders to vote on the proposals (the election of Directors and the ratification of auditors) and other matters described in this document. In addition, every proxy gives the holder discretionary authority to vote on other matters that arise at the meeting of which management is not aware. However, the proxy holders will not vote any proxy that withholds authority or that is voted against the full slate of Directors in favor of any adjournment of the meeting.

WHAT SHOULD I DO NOW?

Indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the Annual Meeting.

If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the Director-Nominees and for the ratification of the named independent auditors, as well as, in the discretion of the proxy, with respect to any other business that may properly come before the Annual Meeting.

HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes either in favor of or against a particular proposal. If a broker or nominee holding shares in “street” name indicates on the proxy that it does not have discretionary authority to vote on a particular matter, those shares will not be voted with respect to that matter and will be disregarded for the purpose of determining the total number of votes cast with respect to a proposal.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum of Shareholders is necessary to hold a valid meeting. If the holders of at least a majority of our shares (that is, 520,795 shares) are present in person or by proxy, a quorum will exist. Once a Shareholder is present for any purpose, then her or his vote will be counted towards the quorum requirement (unless the Annual Meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the shares abstains from voting with respect to any matter brought before the Annual Meeting.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. This means that the Director nominee with the most affirmative votes for a particular slot is elected for that slot.

DO I HAVE THE RIGHT TO CUMULATE MY VOTES?

No. The Company’s charter does not provide for cumulative voting.

ARE NOMINATIONS MADE AT THE MEETING?

No. Although Shareholders can nominate Directors, nominations must be made before the meeting and must contain information that the other Shareholders would need to make an informed decision about the nominees. These procedures are set forth in the Company’s charter and bylaws, and a copy of the procedures can be obtained by Shareholders in the same manner as provided for obtaining a copy of the Annual Report on Form 10-K, which is described elsewhere in this document. Please refer to the section entitled “SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING.”

FIRST PROPOSAL

ELECTION OF DIRECTORS

HOW IS OUR COMPANY’S BOARD STRUCTURED?

Under the Company’s charter, the Company’s Board of Directors is divided into three groups of Directors (called “Classes”). Directors are elected for three-year terms, but one “Class” is elected every year. This year, all of the Directors in Class I are being elected.

WHO ARE THE NOMINEES THIS YEAR?

The Class I Directors being elected are all incumbents, which means that they are already serving as Directors and that they are standing for re-election. They are:

Paul O. Barnes
Dean I. Gillespie
C. Levoy Knowles
John W. Perdue

The Board has nominated all of the nominees for this year’s election. If elected, each nominee will hold office until the 2006 Annual Meeting of Shareholders and until his successor has been elected and duly qualified.

WHAT IS THE BACKGROUND OF THIS YEAR’S NOMINEES?

Name [Class](1)	Age	Principal Occupation

Paul O. Barnes [Class I]	69	Chairman, B & P Lamp Supply Co., Inc. Mr. Barnes has served as a Director since 1984.
D. I. Gillespie [Class I]	69	President, Bridge Builders, Inc. Mr. Gillespie has served as a Director since 1984.
C. Levoy Knowles [Class I]	49	Chief Executive Officer, Ben Lomond Rural Telephone Cooperative. Mr. Knowles has served as a Director since 1999.
John W. Perdue [Class I]	58	President and Director, First McMinnville Corporation and First National Bank, October, 2001 - present; President, First National Bank & Trust Company, Athens, Tennessee, 1997- 2001; Area Executive, Branch Bank & Trust Co., Athens, Tennessee, 2001.

WHO ARE THE DIRECTORS WHO ARE CONTINUING IN OFFICE WITHOUT REELECTION THIS YEAR?

Name [Class](1)	Age	Principal Occupation

John Gregory Brock [Class II]	47	Major Shareholder of Apex Construction Company. Mr. Brock has served as a Director since 1993.
Arthur J. Dyer [Class II]	51	President, Metal Products Company. Mr. Dyer has served as a Director since 1999.
Rufus W. Gonder [Class II]	48	Certified Public Accountant. Mr. Gonder has served as a Director since 1999.
G. B. Greene [Class II]	63	Printing business, President of Womack Printing Co. Mr. Greene has served as a Director since 1984.
Robert W. Jones [Class II]	74	Retired, Former Chairman of First McMinnville Corporation. Mr. Jones has served as a Director since 1984.
Charles C. Jacobs [Class III]	64	Chief Executive Officer, First McMinnville Corporation, January 1994 - present; Chairman, First McMinnville Corporation, 2000 - present; President of First McMinnville Corporation 1994 - 2001; and Chairman and Chief Executive Officer, First National Bank, January 1994 - present; President, First National Bank, 1988 - 2001. Mr. Jacobs has served as a Director of First McMinnville Corporation and First National Bank since 1985.
Douglas Milner [Class III]	55	General Manager and Vice President, Middle Tennessee Dr. Pepper Bottling Company. Mr. Milner has served as a Director since 1995.
John J. Savage, Jr. [Class III]	81	Retired; Executive Vice President and Trust Officer, First National Bank through September 1986. Mr. Savage has served as a Director since 1984.
Carl M. Stanley [Class III]	67	Mr. Stanley is the Chief Manager of Burroughs-Ross-Colville Company, LLC, and he was the president of the predecessor of that company. Mr. Stanley has served as a Director since 1984.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?

That is not expected to occur. If it does, proxies will be voted for a substitute designated by the Board, if the Board decides to designate a substitute. Otherwise, the slot will be left vacant and may be filled by the Board of Directors at a later date.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board unanimously recommends that you vote FOR the election of these nominees.

THE COMPANY’S BOARD OF DIRECTORS AND COMMITTEES

HOW IS THE ELECTION OF DIRECTORS DETERMINED?

Our Board must consist of five to twenty-five Directors, but the exact number is set by the Board. Our current Board consists of thirteen Directors. Four of these Directors, who are all in Class I, are standing for re-election this year. Every year, one of the three “Classes” of Directors stands for reelection by our Shareholders to serve for three year terms.

HOW ARE DIRECTORS COMPENSATED?

Directors of the Company receive $1,000 for each meeting of the full Board of Directors attended plus $200 for each committee meeting attended. However, attendance at the December meeting is not required for a Director to receive Board fees.

Directors have also been granted 1,500 options that vest over three years time. These options are granted at the then-current fair market value of the Company’s common stock as determined by the Company. As a newly elected director, Director Perdue received 1,500 options on November 5, 2002 at an exercise price of $87.33 per share (adjusted for the two-for-one stock split declared in December of 2002, effective January 31, 2003, the numbers would have been 3,000 options at an exercise price of $43.67). There were no other stock option grants to Directors in 2002.

HOW OFTEN DID THE BOARD OF DIRECTORS MEET IN FISCAL YEAR 2002?

The Board of Directors met five times during fiscal year 2002. Each Director attended more than 75% of the meetings of the Board and of committees of which they were members.

WHAT ARE THE COMMITTEES OF THE BOARD?

Our Board has three standing committees, which are the Executive, Loan and Investment Committee; the Audit, CRA, Compliance, and Trust Audit Committee; and the Compensation Committee. The following table contains information concerning the Board’s committees.

Name of Committee and Members	Function of the Committee

Executive, Loan and Investment Committee (Joint with the Bank)	Exercises the powers of the full Board between Board meetings. This Committee has the authority generally to perform a wide variety of functions for the Board of Directors and to act for and on behalf of the full Board of Directors when the Board of
G. B. Greene Charles C. Jacobs	Directors is not in session.
J. D. Milner
John W. Perdue	This Committee has the authority to
Carl M. Stanley
	1.	Approve new lines of credit above $100,000 unsecured and $250,000 secured and extensions of credit that exceed officer lending limits.
	2.	Approve Investment decisions above limits authorized for management.
	3.	Recommend to the board administrative procedures and practices.

Name of Committee and Members	Function of the Committee

(Executive Committee, continued)	However, this Committee may not:
1. Authorize or declare dividends.
2. Submit matters to a vote of Shareholders.
3. Fill vacancies on the Board or any of its committees.
4. Amend the charter or adopt, amend or repeal the bylaws.
5. Authorize a plan of merger, share exchange, liquidation, dissolution, etc.
6. Authorize or approve the issuance or sale Company stock.

This committee met nineteen times in the year 2002.

Name of Committee and Members	Function of the Committee

Audit, CRA, Compliance and Trust	As to both the Company and First National Bank:
Audit Committee (Joint with Bank)
Arthur J. Dyer	1.	Engages, determines the compensation of, and oversees the independent external auditors and the internal auditors.
Rufus W. Gonder	2.	Reviews the independence of the external auditor.
Robert W. Jones	3.	Reviews and approves the scope and adequacy of audit plans.
	4.	Reviews the scope and adequacy of internal controls.
	5.	Approves significant accounting principles, concepts, and practices related to the financial statements.
	6.	Reviews the Bank’s financial results and the Company’s financial results and Securities and Exchange Commission filings.
	7.	Reviews the internal and external audit program with the goal of assuring that the Company’s and the Bank’s audit plans, policies and practices are appropriate.
	8.	Reviews audit fees.
	9.	Supervises matters relating to internal and external audit functions, including the approval of all auditing and nonauditing services performed by the independent auditors and any other auditing or accounting firms.
	10.	Reviews and sets internal policies and procedures regarding audits, accounting and other financial controls, including the loan review function.
	11.	Approves, reviews, and determines the adequacy of the Company’s Audit Committee Charter, a copy of which is attached as Annex 1.

In addition, this committee:

	1.	Seeks to insure Bank compliance with regulatory requirements.
	2.	Reviews the internal and external audit program for the trust department with a view to assuring that risks are being properly monitored.
	3.	Reviews on an annual basis all Company and Bank policies and recommends changes to the Board.
	4.	Monitors functions of data processing department.
	5.	Reviews related party transactions.

This committee met seven times in the year 2002.

Name of Committee and Members	Function of the Committee

Compensation Committee (Joint with the Bank) G.B. Greene Charles C. Jacobs J. Douglas Milner Carl M. Stanley	Makes recommendations to the full Board of Directors on executive and other compensation issues. Although a voting member of the committee, Mr. Jacobs does not vote or otherwise participate in the consideration of his own compensation, although he provides information to the committee with respect to compensation matters generally.
This committee met once in the year 2002.

AUDIT COMMITTEE

The joint Company-Bank Audit Committee is presently comprised of Directors Dyer, Gonder, and Jones who are directors of both the Company and First National Bank. The Board of Directors has determined that all of the members of the Audit Committee are independent in accordance with the requirements of the Nasdaq’s Rule (and proposed revision to) Rule 4200(a)(15). (Although the Company is not listed on the Nasdaq, the Company has used the Nasdaq’s independence criteria in making this judgment in accordance with applicable SEC rules.)

The Audit Committee has not at this time designated a “financial expert” as that term is used in the Sarbanes-Oxley Act of 2002. The Board is considering the issues related to and the ramifications of such as designation. In addition, rules have only recently been issued by the Securities and Exchange Commission concerning financial experts, which rules are being studied by the Board. The Board may elect to designate a financial expert at any time.

The Report of the Audit Committee describes other matters related to the Audit Committee and its functions. The Board of Directors has adopted a formal, written Audit Committee Charter, a copy of which is attached as Annex 1.

Pursuant to its charter adopted effective January 1, 2003, and attached hereto as Annex 1, the Audit Committee will be responsible for pre-approving all auditing services and permitted non-audit services to be performed during 2003 or thereafter for the Company by its independent auditors or any other auditing or accounting firm, except as described below.

The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Audit Committee. Pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Company at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. Services such as audit of financial statements and the review of management’s assessment of internal controls, assistance with computations of fair market value disclosures, review of periodic and current reports (such as Reports on Form 10-Q and Form 8-K), preparation of reports to the Board of Governors of the Federal Reserve System, and preparation of federal and state tax returns (among others) have been pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter attached as Annex 1 as adopted by the Company’s Board of Directors, the Audit Committee appointed by the Board of Directors (“Audit Committee”) assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of First McMinnville Corporation. During 2002, the Audit Committee met six times. The Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and quarterly filings to the Securities and Exchange Commission and report with the Chief Executive Officer, the Chief Financial Officer, and the independent auditors.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may have an impact on their objectivity and independence. The Audit Committee has satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of First McMinnville Corporation’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ audit of the financial statements. The Audit Committee also discussed the results of the internal audit examinations. Officers of First McMinnville Corporation meet with the Audit Committee by invitation only and the committee regularly meets in executive session without the attendance of First McMinnville Corporation or First National Bank officers.

The Audit Committee reviewed the audited consolidated financial statements of First McMinnville Corporation as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of First McMinnville Corporation’s consolidated financial statements and the independent auditors have the responsibility for the audit of those consolidated statements.

Based on the above-described review and discussions with management and the independent auditors, the Audit Committee has recommended to the First McMinnville Corporation Board of Directors that the audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also appointed, subject to Shareholder approval, the independent auditors.

Rufus W. Gonder, Audit Committee Chair
Arthur J. Dyer
Robert W. Jones

INDEPENDENT EXTERNAL ACCOUNTING FIRM FEES

Fees Billed or to be Billed to the Company by Maggart & Associates, P.C. for 2002 are as follows:

Audit Fees. The aggregate audit fees billed or to be billed to the Company by Maggart & Associates, P.C. during 2002 for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $80,260. This amount includes fees for services related to subsidiary company audits as well as to work on periodic and current reports under the Securities Exchange Act, such as Reports on Form 10-K, 10-Q, and 8-K.

Financial Information Systems Designed and Implementation Fees. Maggart & Associates, P.C. provided no professional services to the Company regarding financial information systems design and implementation during 2002.

All Other Fees. The aggregate fees billed or to be billed to the Company by Maggart & Associates, P.C. for 2002 for all services rendered to the Company, including tax related services, but excluding audit fees and financial information systems design and implementation fees, totaled $7,235. This amount includes fees for services related to tax compliance and tax planning.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the external accountant’s independence. After discussing this matter among themselves, with management, and with the independent auditors, the Audit Committee believes that the provision of the specified non-audit services is compatible with maintaining the external auditor’s independence.

***

SECOND PROPOSAL

RATIFICATION OF
INDEPENDENT AUDITORS

The Board of Directors of the Company has selected Maggart & Associates, P.C. to serve as independent auditors for the current fiscal year upon the recommendation of the Company’s Audit Committee and considers it desirable that the selection of Maggart & Associates, P.C. be ratified by the Shareholders. The Audit Committee of the Board of Directors proposes and recommends that the Shareholders ratify the selection by the Audit Committee of the firm of Maggart & Associates, P.C. to serve as independent auditors for the Company for the year 2003. The firm has served as independent auditors for the Company and/or its principal subsidiary, The First National Bank of McMinnville, since the Company became a bank holding company in 1984. One or more representatives of Maggart & Associates, P.C. will be present at the 2003 Annual Meeting to make such comments as they desire and to respond to questions from Shareholders of the Company.

Although the Shareholders are not legally required to vote on the ratification of the appointment of independent auditors for the Company, the Board of Directors places high importance on the Shareholders’ vote in this regard. If the resolution approving Maggart & Associates, P.C. as the Company’s independent auditors is rejected by the Shareholders then the Audit Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its Shareholders. Or course, this action could expected to be taken only in very unusual circumstances. Further, this would not relieve the Company from any of its contractual obligations. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the Shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy, and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. The affirmative vote of a majority of the votes cast by a quorum of the shares entitled to be cast by the holders of the Company’s common stock present or represented at the Meeting and entitled to vote is required to approve the appointment of Maggart & Associates, P.C.

The Audit Committee of the Board of Directors unanimously recommends that you vote FOR the ratification of Maggart & Associates, P.C., as the Company’s independent auditors for the fiscal year ending December 31, 2003.

EXECUTIVE OFFICERS

The following are the Executive Officers of the Company and/or First National Bank (the “Bank”). Unless otherwise indicated, these officers have served in the indicated capacities during the last five years through the date hereof, except that Mr. Jacobs was elected to serve as Chairman of the Company and the Bank in January of 2000 and Mr. Perdue was elected to the Board and to serve as President of the Bank and the Company in October of 2001.

Name	Age	Office and Business Experience

Charles C. Jacobs	64	Chief Executive Officer, First McMinnville Corporation, January 1994 - present; Chairman, First McMinnville Corporation, 2000 - present; President of First McMinnville Corporation 1994 - 2001; and Chairman and Chief Executive Officer, First National Bank, January 1994 - present; President, First National Bank, 1988 - 2001. Mr. Jacobs has served as a Director of First McMinnville Corporation and First National Bank since 1985.
John W. Perdue	58	President, First McMinnville Corporation and First National Bank, October, 2001 - present; President, First National Bank & Trust Company, Athens, Tennessee, 1997-2001; Area Executive, Branch Bank & Trust Co., Athens, Tennessee, 2001. Mr. Perdue is also the Bank’s Chief Lending Officer.
P. D. Bogle	56	Senior Vice President, First McMinnville Corporation, First National Bank.
Larry B. Foster	43	Senior Vice President, First McMinnville Corporation, First National Bank.
David W. Marrtala	41	Senior Vice President, First McMinnville Corporation, First National Bank.

Name	Age	Office and Business Experience

Kenny D. Neal	52	Senior Vice President, First McMinnville Corporation, First National Bank., Chief Accounting and Financial Officer of both the Bank and the Company
Cindy Swan	51	Internal Auditor and Compliance Officer for the Company and the Bank
C. P. Whisenhunt	59	Senior Vice President, First McMinnville Corporation, First National Bank.

Officers are generally elected annually by, and serve at the pleasure of, the Board of Directors. However, as discussed below under “Executive Compensation,” the Company has an employment contract with Mr. Jacobs.

*****

EXECUTIVE COMPENSATION

Remuneration of Directors and Officers

There were no changes in the Company’s chief executive during the last fiscal year. The following table sets forth the compensation of the Company’s Chief Executive Officer for 2002 and the other four most highly compensated executive officers as of December 31, 2002 (if their total annual salary and bonus equaled or exceeded $100,000) for the fiscal years ended December 31, 2002, 2001, and 2000 respectively. The figures below include all compensation paid for all services to the Company for that fiscal year.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
Annual Compensation				Awards Payouts

				Other		Securities
				Annual	Restricted	Underlying		All Other
				Compen-	Stock	Options/	LTIP	Comp-
Name and		Salary	Bonus	sation	Award(s)	SARs	Payouts	ensation
Principal Position	Year	($)	($)	($)(1)(2)	($)(3)	(#)(3)	($)	($)(4)

Charles C. Jacobs	2002	$165,194	$24,779	$13,000	N/A	-0-	$-0-	$20,897
Chairman and CEO	2001	153,920	23,088	10,600	N/A	-0-	-0-	19,470
	2000	147,992	22,199	10,400	N/A	-0-	-0-	15,486
John W. Perdue,	2002	$130,000	$18,750	$13,000	N/A	1,500	$-0-	$9,213
President	2001	30,000	4,500	3,200	N/A	-0-	-0-	8,820
	2000	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Notes to Preceding Table

(1)	Pursuant to the instructions to Item 402 of Regulation S-K, the Company has omitted information regarding group life, health, hospitalization, medical reimbursement or relocation plans that do not discriminate in scope, terms or operation, in favor of executive officers or Directors of the Company and that are available generally to all salaried employees. In accordance with the instructions to Item 402(b)(2)(iii)(c), perquisites and other personal benefits, securities, or property, if any, are not reported unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive in this table.

(2)	This amount includes director’s fees.

(3)	The amounts in this column reflect the number of unexercised options granted to the named executive(s) in the year(s) indicated.

(4)	This amount represents the Bank’s contribution to the Bank’s 401(K) plan on behalf of the named executive(s).

***

Stock Option Grants

As a newly elected director, Director Perdue received 1,500 stock options on November 5, 2002 at an exercise price of $87.33 per share. There were no other stock option grants to Directors or to any executive officer(s) named in the Summary Compensation Table in 2002. The Company grants no stock appreciation rights.

2002 Stock Option Exercises

The table below provides information as to exercises of options under our Company’s stock option plan by the named executive officer(s) reflected in the Summary Compensation Table and the year-end value of unexercised options held by such officer(s). (The Company grants no stock appreciation rights.)

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR END OPTION/SAR VALUES

Securities Underlying
			Unexercised	Value of Unexercised
			Options/SARs	in-the-Money
			At Fiscal Year End	Options/SARs At
			(#)	Fiscal Year End ($)
	Shares	Value
	Acquired	Realized on	Exercisable/	Exercisable/
Name and Title	on Exercise (#)	Exercise ($)	Nonexerciseable(1)	Nonexerciseable(1)

Charles C. Jacobs	-0-	$-0-	2,500/1,000	$68,875/$27,550
CEO

John W. Perdue	-0-	$-0-	500/1,000	$-0-/$-0- (2)
President

Notes to Preceding Table

(1)	This amount represents the difference between the estimated market price on December 31, 2002 of approximately $85.70 per share and the respective exercise price(s) of the options at the date(s) of grant ($58.15). Such amounts may not necessarily be realized.

(2)	The exercise price for these options is $87.33 per share which exceeded the estimated market value of the underlying shares as of December 31, 2002 (approximately $85.70 per share).

***

Employment Contract

The Company entered into an employment contract with Mr. Jacobs in June of 1999. Pursuant to that agreement, Mr. Jacobs agreed to serve the Company and First National Bank as President and Chief Executive Officer. That agreement was for a term of approximately four years. By its terms, the agreement expires on December 31, 2003, subject to automatic extensions for one year periods on each annual anniversary date hereof (i) unless the Board of Directors delivers Jacobs a copy of its resolution revoking such automatic renewal on or before any such anniversary date or (ii) unless Jacobs notifies the Board of Directors in writing on or before any such anniversary date that he is revoking such automatic renewal.

Pursuant to this agreement, Mr. Jacobs’s base salary is determined by the Board of Directors. However, prior to a change in control (as defined below), so long as First National Bank’s return on average assets is not less than one percent, Mr. Jacob’s salary may not be lowered, and, after the commencement of a change in control, his salary shall not be lower than his annual salary for the year in which any Change of Control Transaction commences. Mr. Jacobs is also entitled to receive an annual salary adjustment. This shall occur on January 1 of each year (or part of a year) during the term of the agreement, commencing January 1st of the year in which any Change of Control is deemed to occur pursuant to this agreement. Beginning with any change in control, Mr. Jacobs’s salary shall be increased annually by not less than an amount equal to a percentage equal to 100% of the amount reasonably determined by the Company to be the increase (if any) in the consumer price index for the preceding year. There would be no increase (or decrease) in the event that such consumer price index were determined by the Company not to have increased (or to have declined).

Under Mr. Jacobs’ contract, a “change in control” is deemed to occur when:

(1)	There is any “change in control” of the Company or the Bank as such term is defined on the date hereof in the Federal Change in Bank Control Act and any comparable laws, rules, and regulations currently in effect

(2)	Any merger, reorganization, consolidation, substantial disposition of assets, liquidation or comparable transaction affecting the Bank, the Company, or any material affiliate of either the Bank or the Company.

In addition, a “change in control” shall be deemed to have occurred in the event that a Distribution Date occurs under the Shareholders Rights Agreement of the Company dated June 10, 1997, as the term “Distribution Date” is defined in such Shareholders Rights Agreement, or would have been deemed to have occurred but for an amendment or termination of such Shareholders Rights Agreement at some future time.

Mr. Jacobs shall have the right to receive a bonus, before a change in control, as determined by the Company’s Board of Directors. After a change in control he is to receive a bonus for any year in which a change in control occurs, and for each year thereafter, equal to the highest amount awarded by any affiliate of the Company and/or First National Bank to any officer of any financial institution owned or otherwise controlled, directly or indirectly, by such affiliate or, if the company then controlling First National Bank or the Company does not at any time own another financial institution other than First National Bank, then the bonus shall be equal to the highest bonus paid to any officer, director, or employee of such company or any affiliate thereof, who acts in the capacity of a regional and/or multi-bank administrator.

Mr. Jacobs is subject to the Company’s employment, personnel, and all other policies as in effect on the date of his agreement and in effect from time to time as long as no changes in such policies alter or diminish his rights under his employment agreement. Mr. Jacobs can be terminated for cause, which is defined to mean any one or more acts of theft, embezzlement, fraud or dishonesty; any material uncured breach or violation of his employment agreement; any order issued by any federal banking agency requiring his termination; any willful, uncured failure by Mr. Jacobs to perform his duties under the agreement; and/or any deliberate and knowing act by him that was intended to harm, and did, harm the Company and/or First National Bank in a materially demonstrable financial manner.

Mr. Jacobs can terminate the contract for cause if the Company persists in a wilful breach of the agreement. If Mr. Jacobs is terminated for cause, of if he resigns without cause, he will be subject to a non-competition agreement for one year after the date of his termination. If Mr. Jacobs’s employment is terminated without cause, he will receive a lump sum severance payment equal to five times his compensation. Here, the term “compensation” means the sum of Jacobs’ salary and bonus for the immediately preceding calendar year (or, if greater, the sum of his salary and bonus for the then current calendar year).

Mr. Jacobs’s employment agreement terminates upon his death or disability and he is entitled to certain benefits in the event of his termination resulting from disability. The agreement also contains a covenant by Mr. Jacobs not to disclose any of the Company’s confidential information or trade secrets.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has appointed a “Compensation Committee,” comprised of Directors Greene, Jacobs, Milner, and Stanley. The Compensation Committee makes recommendations to the full Board of Directors as to the compensation for executive officers, including the Chief Executive Officer, as well as to compensation for other officers and employees. (Mr. Jacobs, who is a member of the Compensation Committee, is excused from the meeting during such time as his compensation is being discussed.) The principal component of executive officer compensation is salary, with secondary reliance on bonuses, stock option incentives, and other types of long-term benefits such as participation in the Company’s 401(K) plan and in the Company’s defined benefit (“pension”) plan. The Committee utilizes information concerning the performance of the Company as compared to its peer group and in achieving its established goals in evaluating the overall performance of its employees, including the Chief Executive Officer. The Committee takes a long-term, as opposed to a short-term, view of compensation and overall results of operations. The Company compares, among other factors, the Company’s performance compared to other similarly situated commercial banks, with primary emphasis given to comparable community banks located in Tennessee. Important factors include return on average assets, return on equity, asset quality, comparisons of executive compensation at other comparable institutions, and similar objective criteria. Both overall profitability and increased earnings per share figured into, but were not the exclusive criteria, in the Committee’s recommendation. Other factors important to the Committee are length and quality of service to the Company, to the Bank and to the Community, demonstrated leadership ability, the apparent trends evident in the Company’s and the Bank’s results of operations, and a variety of other subjective and objective factors. The Committee was generally pleased with the performance of the Company compared both to its peer group and to its goals. Accordingly the Committee recommended, and the Board of Directors approved in all material respects, the levels of compensation recommended by the Committee. In addition, the Committee considered the historical profitability, competitiveness, and perceived prospects in arriving at this recommendation, as well as in concurring in the stock option grants described elsewhere in these proxy materials.

No member of the Committee is, or was during 2002, an officer of employee of the Company or any subsidiary of the Company, and none has served in such a capacity. Other than loans described above, none had any relationship with the Company that requires disclosure under the SEC’s proxy solicitation rules.

No executive officer of the Company served during 2002 (i) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of the Company, or (ii) as a director of another entity, one of whose executive officers serviced on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

Board Compensation Committee Report on Executive Compensation

The Company’s Compensation Committee reviews compensation paid to the chief executive officer. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable stockholder institutions in and around the Company’s market areas, including institutions with total assets of between $150 million and $1 billion. Although the Committee does not specifically set compensation levels for the chief executive officer based on whether particular financial goals have been achieved by the Company, the Committee does consider the overall profitability of the Company when making these decisions. The Compensation Committee has the following goals for compensation programs impacting the chief executive officer of the Company:

•	to provide motivation for the chief executive officer to enhance stockholder value by linking compensation to the future value of the Company’s stock;

•	to retain the chief executive officer who has led the Company and the Bank to build its existing market franchise and to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company’s level of performance; and

•	to maintain reasonable fixed compensation costs by targeting the base salary at a competitive average.

During the year ended December 31, 2002, Charles C. Jacobs, Chairman and Chief Executive Officer, received a base salary of $165,194 in recognition of his continued leadership in the management of the Company, as well as a bonus of $24,779. The Compensation Committee will consider the annual compensation paid to the chief executive officers of publicly owned financial institutions nationally, in the State of Tennessee and surrounding states with assets of between $150 million and $1 billion and the individual job performance of such individual in consideration of its specific salary increase decision with respect to compensation to be paid to the chief executive officers in the future.

HOW IS THE COMPANY AFFECTED BY THE LIMITATIONS ON DEDUCTIBILITY OF COMPENSATION?

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. Based on the amounts earned by the employees of the Company, the Company does not believe that the $1 million limitation will affect the Company. In addition, this limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Company believes our stock incentive plans and payments of target incentive payments are “performance-based” and satisfy Section 162(m). The committee intends for all compensation paid to our executives to be fully deductible under federal tax laws and intends to take such steps as are necessary to ensure continuing deductibility.

This report on executive compensation for the 2002 fiscal year has been furnished by the members of the Compensation Committee, without the participation of Director Jacobs:

- Carl M. Stanley (Chairperson)
- G. B. Greene
- Douglas Milner

Stock Performance Graph. Set forth below is a stock performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the cumulative total shareholder return on stocks included in the Russell 2000 index and (b) the cumulative total shareholder return on stocks included in the NASDAQ Bank Index, as prepared for the Company by Research Data Group, Inc. All investment comparisons assume the investment of $100 as of December 31, 1997, and the reinvestment of dividends, as specified in Section 402(l) of Regulation S-K for companies (like the Company) which registered under Section 12 of the Exchange Act in fiscal 2002.

There can be no assurance that the Company’s future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company neither makes nor endorses any predictions as to stock performance. The Company notes, however, that the comparisons are to companies with publicly traded stocks which may be trading at a multiple of book value greater than the multiple (if any) at which the Company’s stock is trading.

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	12-31-97	12-31-98	12-31-99	12-31-00	12-31-01	12-31-02

First McMinnville Corporation*	100	111.96	126.05	140.50	153.59	169.09
Russell 2000 Index*	100	97.45	118.17	114.60	117.45	93.39
Nasdaq Bank Index*	100	99.36	95.51	108.94	117.96	120.60

The information set forth above under the subheadings “Compensation Committee Report on Executive Compensation” and “Stock Performance Graph” (i) shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act of 1933, as amended (“Securities Act”), shall not be deemed to be incorporated by reference in any such filing.

[*Note: Return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Share price at the end and beginning of the measurement period; by (ii) the Share price at the beginning of the measurement period. The measurement period in the graph set forth above begins on the last trading day of December 31, 1997. The closing price on that date is the base amount, with cumulative returns for each subsequent twelve-month period measured as a change from that base. The cumulative return for each twelve-month period is calculated in relation to the base amount as of the last trading day of the Company’s fiscal year.]

Benefits

In April 1997, the stockholders of the Company approved the 1997 First McMinnville Corporation Stock Option Plan (the “Stock Option Plan”). The Stock Option Plan provides for the granting of stock options, and authorizes the issuance of common stock upon the exercise of such options, for up to 57,500 shares of common stock, to employees, nonemployee Directors and advisors of the Company, of which 1,500 were specified in the Stock Option Plan to be granted to each then-current Director of the Company.

Under the Stock Option Plan, stock option awards may be granted in the form of incentive stock options or nonstatutory stock options, and are generally exercisable for up to ten years following the date such option awards are granted. Exercise prices of incentive stock options must be equal to or greater than 100% of the fair market value of common stock on the grant date.

The Stock Option Committee designated by the Board administers the Stock Option Plan. The Stock Option Plan may be terminated at any time by the Board of Directors. Options granted under the Stock Option Plan are exercisable as determined by the Board of Directors and generally are expected to vest approximately 10% per year over a ten year period and expire after ten years, although this period may be shortened by the Board of Directors. According to the plan, however, the options granted to the Directors in 1997 vested one-third per year commencing on May 13, 1997. The Stock Option Plan provides that options must be exercised no later than ten years after being granted (five years in the case of incentive Stock Options granted to an employee who owns more than 10% of the voting power of all stock).

The Stock Option Plan provides that the Board of Directors shall approve the exercise price of options on the date of grant, which for incentive stock options cannot be less than the fair market value of the Common Stock on that date (110% of the fair market value for Incentive Stock Options granted to any employee who owns more than 10% of the voting stock). The number of shares which may be issued under the Stock Option Plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock are changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants may be entitled to shares in the surviving corporation upon the terms set forth in the Stock Option Plan.

Options granted under the Stock Option Plan are nontransferable, other than by will, the laws of descent and distribution or, for nonstatutory stock options, pursuant to certain domestic relations orders. Payment for shares of Common Stock to be issued upon exercise of an option may, if permitted in the option agreement, be made in cash, by delivery of Common Stock valued at its fair market value on the date of exercise or delivery of a promissory note as specified in the option agreement. Note 18 to the Consolidated Financial Statements of the Company for the year ended December 31, 2002 contains additional information concerning the Stock Option Plan.

Pension Plan. The Bank has a noncontributory pension plan for all eligible employees. In order to be eligible, an employee must perform at least 1,000 or more hours of service within six (6) months of his or her date of employment. The employee shall become eligible on the first day of May first following the completion of one year of service and the attainment of age 21, provided such person was hired prior to his or her 60th birthday.

The following table sets forth the estimated annual retirement benefits on a straight life annuity basis to participating employees, including the Named Executive Officers, for designated years of service and remuneration levels.

	Years of Service

Remuneration	15	20	25	30	35

$25,000	$4,651	$6,202	$7,752	$9,302	$10,853
50,000	10,276	13,702	17,127	20,552	23,978
75,000	15,901	21,202	26,502	31,802	37,103
100,000	21,525	28,700	35,875	43,051	50,225
125,000	27,150	36,200	45,250	54,301	63,350

Years of Service

Remuneration	15	20	25	30	35

150,000	32,775	43,700	54,625	65,551	76,475
175,000	38,400	51,200	64,000	76,801	89,600
200,000	44,025	58,700	73,375	88,051	102,725
225,000	49,650	66,200	82,750	99,301	115,850
250,000	55,275	73,700	92,125	110,551	128,975
300,000	66,525	88,700	110,875	133,051	155,226
400,000	89,025	118,700	148,375	178,051	207,726
450,000	100,275	133,700	167,125	200,551	233,976
500,000	115,525	148,700	185,875	223,051	260,226

The amount of a participant’s monthly normal retirement annuity is equal to ..85% of the first $833 of the participant’s average monthly compensation plus 1.50% of the compensation in excess of the first $833, multiplied by the number of years of credited service to the participant’s normal retirement date which is attainment of age 65. The number of years of credited service used in the formula will be limited to a maximum of 35. Average monthly compensation is defined as the sum of the participant’s reported basic earnings in the five consecutive plan years that produce the highest amount divided by 60. Early retirement, postponed retirement and disability retirement are also provided for in the plan.

A plan participant has a vested benefit equal to a percentage of his or her accrued benefit based on the length of his or her service, beginning at 20% after three years of service and increasing 20% per year for the next four years, with a participant fully vested at the end of year seven. Mr. Jacobs has 34 years of credited service under the Plan with current compensation covered by the Plan of $189,973 and the estimated amount of the Company’s 2002 contribution for Mr. Jacobs was $15,198, as is reflected in the Summary Compensation Table appearing elsewhere in these proxy materials. Mr. Jacobs’ anticipated monthly benefit at retirement at age 65 is currently estimated at $7,283.

Effective March 24, 1986, the Plan was amended by including, for purposes of calculating a participant’s compensation under the Plan, any and all bonuses paid to the participant during the plan year.

The Company also offers a 401(K) profit-sharing plan for eligible employees, which was adopted in 1988. To be eligible, an employee must have obtained the age of 21 and she or he must have completed one year of service. The provisions of this plan provide for both employer and employee contributions. In 2002, the Company contributed approximately $53,000 to the plan, as compared to $51,000 in 2001 and $52,000 in 2000. Please refer to Note 10 of the Consolidated Financial Statements for additional information concerning employee benefit plans.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The Company is authorized to issue 5,000,000 shares of its Common Stock. (Please refer to Item 5 of the Company’s Annual Report on Form 10-K for the year ending December 31, 2002, for additional discussion of the Company’s authorized classes of securities.) As of December 31, 2002, there were 520,749 shares of the Company’s Common Stock issued and outstanding; and as to which 1,041,498 shares will be entitled to vote at the Annual Meeting as a result of the two-for-one stock split declared by the Board of Directors. The par value of the stock has been removed and the stock is now called “no par” stock.

The following table provides information, as of December 31, 2002, with respect to the following beneficial owners of the Company’s common stock:

•	Each director of the Company, all of whom are directors of the Bank;

•	Each nominee for director;

•	All Company executive officers and directors as a group.

No shareholder known to management owns as much as or more than 5% of the Company’s outstanding common stock, either on the Company’s records or indirectly as a “beneficial” owner.

We determined beneficial ownership by applying the General Rules and Regulations of the SEC, particularly Rule 13d-3 under the Securities Exchange Act, which state that a person may be credited with the ownership of common stock:

•	Owned by or for the person’s spouse, minor children or any other relative sharing the person’s home;

•	Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

•	Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

•	Also, a person who has the right to acquire beneficial ownership of shares within 60 days after December 31, 2002, will be considered to own the shares. Unless otherwise indicated, the persons listed own their shares directly as individuals or in conjunction with their spouses.

	Number of		Pro Forma Percent
Name	Shares Owned (1) (2)	Right to Acquire	of Outstanding Shares (1)

(A) Paul O. Barnes	10,000	-0-	0.96

J. G. Brock	1,902	3,000	0.47

Arthur J. Dyer	412	3,000	0.33

Dean I. Gillespie	3,866	200	0.41

Rufus W. Gonder	412	3,000	0.33

G.B. Greene(3)	16,480	3,000	1.87

Charles C. Jacobs	8,492	2,500	1.29

Robert W. Jones	17,292	3,000	1.94

C. Levoy Knowles	900	3,000	0.37

J. Douglas Milner	400	3,000	0.33

John H. Perdue	400	3,000	0.33

John J. Savage, Jr.	2,764	1,250	0.50

C. M. Stanley(4)	35,408	-0-	3.40

(B) Directors and Executive Officers as a Group (19 persons)	98,728 (1)	31,900	12.17 (1)

*	Less than 1%.

Notes to Preceding Table

(1)	The percentages shown are based on 1,041,498 shares of the Common Stock actually outstanding at December 31, 2002, as adjusted for the split that became effective on January 31, 2003, plus that number of shares obtainable by each person named within the 60 days next succeeding the Annual Meeting pursuant to the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. All Directors hold 3,000 options pursuant to the Stock Option Plan except that Mr. Barnes and Mr. Stanley have each exercised all of their options; Mr. Gillespie has exercised all but 400 of his options; and Mr. Savage has 2,500 of his options remaining. The percentages have been calculated based on the pro forma number of shares of common stock deemed to be owned beneficially by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Thus, all options exercisable within 60 days next following the Annual Meeting are included in such person’s total as if such person had exercised all of her or his respective options at the present date.

(2)	This information has been furnished by the Directors and officers of the Company. Unless otherwise indicated, a shareholder possesses sole voting and investment power with respect to all of the shares shown opposite her or his name, including shares held in her or his individual retirement account. Shares held in self-directed Individual Retirement Accounts have been shown in each Director’s total, and classified as subject to the Director’s sole voting and dispositive authority. The ownership shown is that reported to the Company as of a recent date. The totals shown include shares held in the name of spouses, minor children, certain relatives, trusts, estates, custodial arrangements for children, and certain affiliated companies and/or business entities as to which beneficial ownership may be disclaimed.

(3)	Includes 4,488 shares held by F.C. Boyd Jr. & Thelma Boyd Trust, Susie Boyd Greene — Trustee, Mr. Greene’s spouse, as to which Mr. Greene disclaims beneficial ownership.

(4)	Includes 20,708 shares of an estate as to which Mr. Stanley is executor and 8,876 shares of a trust as to which Mr. Stanley is a trustee.

***

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. (The Company knows of no 10% or greater beneficial owner.)

Based solely on its review of the copies of such forms received by it, or (if applicable) written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, for the period January 1, 2002 through December 31, 2002, its executive officers and Directors complied with all filing requirements applicable to them, except that Mr. Gillespie reported four transactions late and Mr. Jones reported one transaction late.

CERTAIN TRANSACTIONS

Certain Directors and officers of the Company, businesses with which they are associated, and members of their immediate families are customers of First National Bank of McMinnville and have had transactions with the First National Bank in the ordinary course of the Bank’s business. From time to time, the Bank makes loans to Directors and executive officers of the Company and First National Bank, and related persons and entities, for the financing of homes, for home improvement, and for consumer and commercial loans. (The Company relies upon its Directors and executive officers for identification of their respective associates and affiliates (as those terms are defined in the Securities Exchange Act).) All material transactions involving loans and commitments to such persons and businesses are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

The indebtedness of management (including the Directors and their respective interests) and these related parties to First National Bank was approximately $5,913,000 at December 31, 2002 and thus equal to an estimated 4% of the total currently outstanding First National Bank loans (net of loan loss reserve) as of December 31, 2002. This indebtedness is equal to approximately 13.02% of the Company’s total Shareholders’ equity at December 31, 2002. In the opinion of the Board of Directors, such transactions have not involved more than a normal risk of collectibility nor presented other unfavorable features, nor were any of these related-party loans restructured or charged off in such year.

Except as disclosed under “Executive Compensation,” and except as set forth below, our executive officers, Directors and Director-Nominee(s) did not have significant business relationships with us which would require disclosure under applicable SEC regulations and no such transactions are anticipated during the 2002 fiscal year.

PROXY SOLICITATION

Proxies are being solicited by and on behalf of the Board of Directors of First McMinnville Corporation. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. In addition to solicitation by use of the mails, proxies may be solicited by our Directors, officers and employees in person or by telephone, telegram or other means of communication. Our Directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with any solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of shares held of record by such persons, and we expect to reimburse those custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. First McMinnville Corporation does not presently intend to employ or to compensate any other persons or entities to solicit proxies in connection with the Annual Meeting, but reserves the right to do so.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

In order for Shareholder proposals for the 2004 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s Proxy Statement, they must be received by the Company at its principal office in McMinnville, Tennessee, prior to 120 calendar days before the date of the Company’s proxy statement released to Shareholders in connection with the previous year’s annual meeting. However, if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event that the Company did not hold an annual meeting the previous year (which it did), then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for this year. This date can generally be determined by contacting the Company in writing, by mail at First McMinnville Corporation, 200 East Main Street, McMinnville, Tennessee 37110, Attention: Charles C. Jacobs, Chairman. In order to avoid controversy, Shareholders should submit their proposals by means, including electronic means, that permit them to establish the fact and the date of actual delivery. Any proposal actually received by the Company not later than December 15, 2003 will be deemed to be timely. If notice of a Shareholder proposal is not provided by that date, the persons named in the Company’s proxy for the 2004 Annual Meeting will generally not be allowed to exercise discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2004 Annual Meeting. Ordinarily, business for the Annual Meeting cannot be proposed from the floor of the meeting without compliance with the detailed procedures outlined in the Company’s charter and bylaws. A copy of the Shareholder proposal and related procedures is available from the Company in the same manner as requesting a copy of the Annual Report on Form 10-K, as specified elsewhere in this document. Shareholder proposals should be mailed to the secretary of the Company, care of Charles C. Jacobs, Chairman, First McMinnville Corporation, 200 East Main Street, McMinnville, Tennessee 37110.

For business other than Shareholder proposals to be properly brought before an annual meeting by a Shareholder, the Shareholder must have delivered timely notice thereof in writing to the secretary of the Company. To be timely, unless otherwise provided pursuant to applicable law (including, without limitation, federal securities laws), a Shareholder’s notice must be delivered to or mailed and received by the president or the corporate secretary at the principal executive offices of the Company, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Shareholder’s notice to the secretary must include a detailed list of information. A copy of the Shareholder proposal procedure is available from the Company in the same manner as requesting a copy of the Annual Report on Form 10-K, as specified elsewhere in this document. Shareholder business other than Shareholder proposals should be mailed to the Secretary of the Company, care of Charles C. Jacobs, Chairman, First McMinnville Corporation, 200 East Main Street, McMinnville, Tennessee 37110.

Risk of timely delivery of Shareholder proposals or other business, and risk of compliance with applicable rules concerning such business, is and remains on the proponent. Because risk of non-delivery or untimely delivery remains with the Shareholder and we urge you to use caution in mailing any proposals to the Company.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company to the extent that the Company’s charter and bylaws permit such consideration. No Shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement, subject to the restrictions set forth in the Company’s charter and bylaws. Generally, however, business cannot be proposed from the floor of the Annual Meeting and, if so proposed, it can be deemed to be out of order by the chairperson of the Annual Meeting.

SHAREHOLDER RELATIONS AND TRANSFER AGENT

The Company has appointed Charles C. Jacobs, Chairman, as its principal Shareholder Relations spokesperson. He may be contacted at First McMinnville Corporation, 200 East Main Street, McMinnville, Tennessee 37110. The First National Bank of McMinnville acts as the Company’s Transfer Agent. The Transfer Agent can be reached at First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee 37110, attention: Carol Locke. The Company’s 2002 Annual Report to Shareholders can be obtained by written request to the Company, care of Charles C. Jacobs, Chairman, First McMinnville Corporation, 200 East Main Street, McMinnville, Tennessee 37110.

AVAILABILITY OF FORM 10-K

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE SHARES OF OUR COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS AND WHEN FILED WITH THE SEC. REQUESTS SHOULD BE MAILED TO CHARLES C. JACOBS, CHAIRMAN, 200 EAST MAIN STREET, MCMINNVILLE, TENNESSEE 37110.

Annex 1

First McMinnville Corporation

Audit Committee Charter

FIRST MCMINNVILLE CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

First McMinnville Corporation (the “Company”) is committed to honesty and integrity in its operations, including its financial accounting and reporting. Accordingly, the Board of Directors has created an Audit Committee (the “Committee”) in order to facilitate these goals.

The primary purpose of the Committee is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including oversight with respect to the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other customary users, the Company’s systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the Company’s legal compliance and ethics programs as established by management and the Board from time to time.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board represents the Company’s shareholders. The Committee is intended to aid the Board. Accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter not less frequently than once each fiscal year.

Membership

The Committee shall be comprised of not fewer than three members of the Board, and the Committee’s composition will meet the independence requirements of the Audit Committee Policy of the National Association of Securities Dealers, Inc. (the “NASD”) as in effect on the date of the adoption of this Charter. At least one member of the Committee shall be a director of The First National Bank of McMinnville (the “Bank”).1 Except as otherwise specified in this document,

[1]However, nothing shall prevent the board of directors of the Bank or any other affiliate from electing its own audit committee. In such event, the Company’s audit committee shall cooperate and coordinate with such committee(s) to the maximum practicable extent. In the event that the Bank forms its own separate audit committee, then the Board may waive this membership requirement.

references to “Company” in this Charter shall include the Bank and all other affiliates.

Accordingly, all of the members will be directors:

Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting, or related financial management expertise; and

At least one of whom shall as soon as practicable have or achieve the status of financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002.

It is intended that the Committee will meet once every two months (but not less than four times annually) and at the call of its Chair, or at the request of the Company’s chairperson, chief executive officer, president, and/or chief financial officer.

Key Responsibilities

The Committee’s job is one of oversight. It is recognized that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal auditing function, as well as the outside auditors, have more time and knowledge, and have more detailed information, of the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certification as to the internal auditor’s work or performance or the outside auditor’s work or performance.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended, and as codified in AU 380, as amended.

As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, as amended, and as codified in AU 380, as amended. This review is generally intended to occur prior to the Company’s filing of the Company’s Quarterly Report on Form 10-Q and any earnings release through the use of a Report on Form 8-K.

The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

The Committee shall:

Request form the outside auditors annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

Discuss with the outsider auditors any such disclosed relationship and the impact on the outside auditor’s independence; and

Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

The Committee shall seek to comply with the requirements of the Sarbanes-Oxley Act of 2002, including all rules and regulations promulgated thereunder. This Charter is hereby amended to comply with the requirements of the Act.

Access to Information

The Committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to discharge its responsibilities. The Committee shall have the resources and authority to retain special legal, accounting, auditing or other experts or consultants to advise the Committee. The Committee may request any officer or employee of the Company or of the Company’s outside counsel or external auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the committee. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and management of the Company.

Minutes of Meetings

Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The chair of the Committee (or the chair’s designee or vice-chair) will present a report of Committee activities to the full board of directors at its next regularly scheduled meeting. The Secretary of the Board will receive and permanently maintain the minutes of Committee meetings. Meetings may be held jointly from time to time with any other Committee if the majority of both Committees so agree so long as the independence of the assembled Committee is consistent with the independence requirements of the audit committee alone.

Report of the Committee

The Committee shall provide a report to the Board, for publication in its Annual Report on Form 10-K, and/or in its proxy materials, as required by law, consistent with the requirements of the federal proxy rules and any other applicable securities laws.

FIRST MCMINNVILLE CORPORATION
200 East Main Street
McMinnville, Tennessee 37110

PROXY MATERIALS FOR THE 2003
ANNUAL MEETING OF SHAREHOLDERS

When and Where — 2:30 p.m., in McMinnville, Tennessee (Central Time) Thursday, April 8, 2003 at:

The Main Office of The First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee 37110.

Business:

1)	to elect four Directors from Class I for three year terms and until their respective successors have been elected and duly qualified;

2)	to ratify the selection of Maggart & Associates, P.C., as the Company’s independent auditors for the year ending December 31, 2003; and

3)	to conduct any other business that is properly brought before the meeting.

Record Date-	You can vote if you were a Shareholder of record at the close of the Company’s business on February 17, 2003.

PROXY

FIRST MCMINNVILLE CORPORATION
FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 8, 2003

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned holder of Common Stock, no par value per share (“Common Stock”) of FIRST MCMINNVILLE CORPORATION (the “Company”) hereby appoints ARTHUR J. DYER, G. B. GREENE, AND CARL M. STANLEY, each with full power to appoint his substitute, as proxy for the undersigned to attend, vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Board Room of First National Bank of McMinnville, 200 East Main Street, McMinnville, Tennessee 37110, on Tuesday, April 8, 2003 (the “Meeting”) at 2:30 p.m. (Local Time), and at any adjournments and postponements thereof, and hereby revokes any proxy previously given by the undersigned. The record date for the Annual Meeting is February 17, 2003.

The Common Stock represented by this proxy will be voted in accordance with any choice specified in this proxy. IF NO SPECIFICATION IS MADE, THE PERSONS NAMED BELOW WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY AND FOR THE RATIFICATION OF THE SPECIFIED AUDITORS, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTER TO PROPERLY COME BEFORE THE ANNUAL MEETING. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Company.

1.	To elect as Directors the Nominees listed below:

☐	FOR all Nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all Nominees listed below

(INSTRUCTIONS: To withhold authority for any individual Nominee, strike a line through the Nominee’s name in the list below.)

Class I – Paul O. Barnes, Dean I. Gillespie, C. Levoy Knowles, John W. Perdue

2.	To ratify the appointment of Maggart & Associates, P.C., as independent auditors for the Company for the fiscal year ending December 31, 2003.

☐	FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

     The following rules apply to this proxy: When shares are held by joint tenants, both should sign. If you are signing as attorney, executor, administrator, trustee, or guardian, you must give your full title as such. If you are signing on behalf of a corporation or limited liability company, you must sign in full corporate name by the president, chief manager or other authorized officer. If you are signing on behalf of a partnership, you must sign in partnership name by an authorized person.

Date: _______________, 2003
Signature
☐ IF CHECKED, I PLAN TO ATTEND

Signature, if held jointly